UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2006

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 1, 2006, Titan International, Inc. (the Company) filed a Current Report on Form 8-K regarding the completion of its acquisition of the off-the-road (OTR) tire assets of Continental Tire North America, Inc. (Continental or CTNA) in Bryan, Ohio. This Amendment No. 1 on Form 8-K/A amends the Company’s August 1, 2006, Form 8-K to provide financial statements of the business acquired and pro forma financial information relating to the acquisition as required by Item 9.01(a) and 9.01(b).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements

The statements of net assets to be acquired of the Continental off-the-road tire assets as of December 31, 2005, and June 30, 2006 (unaudited), and the related accompanying statements of revenues and certain expenses for the year ended December 31, 2005, and the six months ended June 30, 2005 (unaudited) and 2006 (unaudited), are included as Exhibit 99.1 to this Amendment No. 1.

(b)	Pro forma financial information

The unaudited pro forma financial statements of Titan International, Inc. required by this item are included as Exhibit 99.2 to this Amendment No. 1.

(c)	Exhibits

23 Consent of PricewaterhouseCoopers LLP

99.1
Statements of net assets to be acquired of the Continental off-the-road tire assets as of December 31, 2005, and June 30, 2006 (unaudited), and the related accompanying statements of revenues and certain expenses for the year ended December 31, 2005 and the six months ended June 30, 2005 (unaudited) and 2006 (unaudited).

99.2
Titan International, Inc. unaudited pro forma consolidated condensed balance sheet as of June 30, 2006, and unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2005, and the six months ended June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	October 13, 2006	By:	/s/ KENT W. HACKAMACK
Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
23	Consent of PricewaterhouseCoopers LLP
99.1

Statements of net assets to be acquired of the Continental off-the-road tire assets as of December 31, 2005, and June 30, 2006 (unaudited), and the related accompanying statements of revenues and certain expenses for the year ended December 31, 2005, and the six months ended June 30, 2005 (unaudited) and 2006 (unaudited).

99.2

Titan International, Inc. unaudited pro forma consolidated condensed balance sheet as of June 30, 2006, and unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2005, and the six months ended June 30, 2006.